EXHIBIT 99.1


                 [GREATER ATLANTIC FINANCIAL CORP. LETTERHEAD]




                        GREATER ATLANTIC FINANCIAL CORP.
                 ANNOUNCES RECEIPT OF MERGER TERMINATION NOTICE
                       FROM SUMMIT FINANCIAL GROUP, INC.,
                 AND CONTINUING MERGER NEGOTIATIONS WITH SUMMIT

Reston, Virginia; April 9, 2008. Greater Atlantic Financial Corp. ("Greater Atlantic") (Pink Sheets: "GAFC.PK") announced today that it has received written notice from Summit Financial Group, Inc. ("Summit") (NASDAQ: "SMMF") that Summit has exercised its right to terminate the Agreement and Plan of Reorganization, as amended, that Summit and Greater Atlantic had entered into on April 12, 2007.

Greater Atlantic and Summit have initiated negotiations towards entering into a new definitive agreement. However, no assurances can be given that the negotiations will lead to the parties entering into a new definitive agreement.

Greater Atlantic Financial Corp. is the holding company for Greater Atlantic Bank, a federally-chartered savings bank. We offer traditional banking services to customers through our bank branches located throughout the greater Washington, DC metropolitan area. Greater Atlantic Financial Corp. had approximately $236 million in assets at December 31, 2007.




CONTACT:
Carroll E. Amos
President & CEO
GREATER ATLANTIC FINANCIAL CORP.
(703) 391-1300
WWW.GAB.COM